UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

China Auto Rental Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2F, Lead International Building

2A Zhonghuan South Road, Wangjing

Chaoyang District

Beijing, PRC 100102

+86-10-5820-9999

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing four ordinary shares of par value $0.00005 per share	The NASDAQ Stock Market LLC

Ordinary shares of par value $0.00005 per share *	The NASDAQ Stock Market LLC*

*       Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-179048

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                   Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder are contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares,” and “Shares Eligible for Future Sale” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-179048), as amended, originally filed with the Securities and Exchange Commission on January 18, 2012 under the Securities Act of 1933, as amended, and are hereby incorporated by reference.

Item 2.                                   Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Auto Rental Holdings Inc.

By:	/s/ Charles Zhengyao Lu
Name:	Charles Zhengyao Lu

Title:	Chairman and chief executive officer

Date: April 10, 2012

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